UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 30, 2006

BPZ Energy, Inc.
(Exact name of registrant as specified in its charter)

Colorado

(State or Other Jurisdiction of Incorporation)

000-29098	33-0502730
(Commission File Number)	(I.R.S. Employer Identification No.)

580 Westlake Park Blvd., Suite 525	77079
Houston, Texas	(Zip Code)
(Address of Principal Executive Offices)

(281) 556-6200
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                         Departure of Directors or Principal Officers; Election of Directors, Appointment of Principal Officers.

(c)           Effective October 30, 2006, the Company appointed Edward Gilliard as Vice President — Finance and Treasurer.  In addition, Edward Caminos, who previously served as interim Chief Financial Officer and Corporate Controller, has been appointed as Vice President — Finance and Chief Accounting Officer.

Mr. Gilliard, 51, started his career in 1977 with Amoco Production Company as an operations and reservoir engineer. He worked in energy lending and project financing with Continental Illinois National Bank, Banque Indosuez, and Houston Industries Energy, formerly Reliant Energy International, where he worked on project financing for power projects in South America, as well as other regions. In 1997, he joined Burlington Resources and worked in areas such as international finance, strategic planning, business development, and governmental affairs. In the latter capacity, Mr. Gilliard was a lead editor on the National Petroleum Council’s 1999 and 2003 landmark studies on natural gas. He holds a Bachelor’s Degree in Chemical Engineering from Texas A&M University and an MBA from the University of Houston.

There is currently no employment agreement between the Company and Mr. Gilliard.  There are no family relationships between Mr. Gilliard and any director or executive officer of the Company which would require disclosure under Item 401(d) of Regulation S-K and no transactions between Mr. Gilliard or any of his immediate family members and the Company or any of its subsidiaries which would require disclosure under Item 404(a) of Regulation S-K.

ITEM 7.01.             Regulation FD Disclosure.

In connection with the appointment of Mr. Gilliard and Mr. Caminos, the Company issued a press release on November 1, 2006, which is being furnished as Exhibit 99.1 to this report.

ITEM 9.01.             Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.	Description
Exhibit 99.1	BPZ Energy, Inc. Press Release, dated November 1, 2006, and furnished with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPZ ENERGY, INC.
(Registrant)

Dated: November 1, 2006	By:	/s/ Edward G. Caminos
	Name:	Edward G. Caminos
	Title:	VP - Finance and Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 99.1	BPZ Energy, Inc. Press Release, dated November 1, 2006.